UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2022

KIORA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

1371 East 2100 South Suite 200 Salt Lake City, Utah 84105	84105
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022 (the “Effective Date”), the Board of Directors of Kiora Pharmaceuticals Inc. (the “Company”) appointed Susan L. Drexler as Interim Chief Financial Officer of the Company, effective as of the Effective Date. Ms. Drexler will also serve as the Company’s principal accounting officer and principal financial officer.

Ms. Drexler, age 52, has extensive experience as a chief financial officer, with over 25 years of experience with development and commercial stage life science companies. Since January 2022, Ms. Drexler has served as a consultant with Danforth Advisors, LLC (“Danforth”), a provider of strategic and operational finance and accounting for life science companies, and, since March 2022, she has served as a financial consultant to the Company’s pursuant to a consulting agreement between the Company and Danforth dated as of March 9, 2022 (the “Consulting Agreement”). Previously, Ms. Drexler served as Chief Financial Officer of Harmony Biosciences Holdings, Inc. (Nasdaq:HRMY) from October 2019 through March 2021. Ms. Drexler also served as Acting Chief Financial Officer and Vice President, Business Development of Ocugen, Inc. from April 2018 through June 2019 and in senior Business Development and Market Intelligence roles at AmerisourceBergen Drug Corporation from August 2015 through November 2017, including as Vice President, Business Development and Market Intelligence. Ms. Drexler previously served as Director, Corporate Finance of Shire Pharmaceuticals from 2007 through 2015. She received a B.S. in Accounting from Albright College and an MBA in Finance from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh.

Pursuant to the Consulting Agreement, Ms. Drexler will provide services to the Company as an independent contractor and employee of Danforth. The Consulting Agreement may be terminated by the Company or Danforth (a) with cause (as defined in the Consulting Agreement), upon 30 days’ prior written notice to the other party or (b) without cause upon 60 days’ prior written notice to the other party. Pursuant to the Consulting Agreement, Danforth will receive cash compensation at a rate of $450 per hour for Ms. Drexler’s services.

There is no family relationship between Ms. Drexler and any director or executive officer of the Company. There are no transactions between Ms. Drexler and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The foregoing summary of the material terms of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the Consulting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files the following exhibit:

10.1	Consulting Agreement, dated as of March 9, 2022, between Danforth Advisors, LLC and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: April 26, 2022